UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12

CALIFORNIA PIZZA KITCHEN, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 30, 2010

Dear Stockholder:

You are invited to attend the 2010 Annual Meeting of the Stockholders of California Pizza Kitchen, Inc., a Delaware corporation, which will be held on Thursday, September 30, 2010 at 10:00 A.M., at the Crowne Plaza Hotel, 5985 West Century Blvd., Los Angeles, California 90045, for the following purposes:

1.	To elect six directors to the Board of Directors. Our Nominating and Governance Committee has nominated the following individuals for election at the meeting: Leslie E. Bider, Larry S. Flax, Marshall S. Geller, Charles G. Phillips, Richard L. Rosenfield and Alan I. Rothenberg;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending January 2, 2011;

3.	To approve the California Pizza Kitchen 2010 Executive Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on Tuesday, August 31, 2010 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices.

Your attention is directed to the accompanying proxy statement. We invite all stockholders to attend the Annual Meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You can also vote your shares by telephone or via the Internet. Voting instructions for telephone and Internet voting are printed on the proxy card. If you are a holder of record and you attend this meeting, you may vote in person, even though you have sent in your proxy. Stockholders who hold their shares in “street name” (i.e., through an account with a brokerage firm, bank or other nominee) and desire to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Accompanying this notice and proxy statement is a copy of our 2009 Annual Report to stockholders.

By Order of the Board of Directors,

Susan M. Collyns

Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California

September 8, 2010

Important Notice Regarding the Internet Availability of Proxy Materials: The Annual Report and Proxy Statement to stockholders are available at www.cpk.com/investors.

CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 30, 2010

The accompanying proxy is solicited by the Board of Directors of California Pizza Kitchen, Inc., a Delaware corporation (referred to herein as the “Company” or in the first person notations “we,” “our” and “us”), for use at our 2010 Annual Meeting of Stockholders to be held on Thursday, September 30, 2010, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement is September 8, 2010, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to our stockholders.

General Information

Annual Report. Our annual report on Form 10-K for the fiscal year ended January 3, 2010, including financial statements, is enclosed with this proxy statement.

Voting Securities. Only stockholders of record as of the close of business on Tuesday, August 31, 2010 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, there were 24,581,412 shares of our common stock, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that the holders of a majority of the issued and outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Solicitation of Proxies. We will bear the cost of soliciting proxies. We may solicit stockholders through our regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. We may engage a proxy solicitation firm to assist us and, if we do, we expect the cost of the engagement to be no more than $20,000.

Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction of the stockholder. If no choice is indicated on the proxy, the shares will be voted in favor of the director nominees and the other proposals. A stockholder who holds shares in his or her own name and who gives a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery of a written instrument to the Secretary of the Company revoking the proxy or a duly executed proxy with a later date or by attending the meeting and voting in person. Stockholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to revoke their proxies or to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Stockholders also have the choice of voting by calling a toll-free telephone number or via the Internet. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. EDT on Wednesday, September 29, 2010. The telephone and Internet voting procedures are designed to authenticate you as a stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Director Nominees. The table below sets forth the Company’s director nominees and certain information relating to those nominees, as of August 31, 2010, with respect to age and background.

Name	Age	Position
Larry S. Flax	67	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

Richard L. Rosenfield	65	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

Leslie E. Bider	59	Director

Marshall S. Geller	71	Director

Charles G. Phillips	62	Director

Alan I. Rothenberg	71	Director

Larry S. Flax, a co-founder, was named co-President in January 2004 and has served as co-Chief Executive Officer (“co-CEO”) since July 2003 and as co-Chairman of the Board since our formation in March 1985. From 1985 to 1996, Mr. Flax also served as co-CEO. Mr. Flax previously served on the board of directors of Arden Realty, Inc. (ARI) from 1997 to 2006. Prior to founding California Pizza Kitchen, he practiced law as a principal in Flax and Rosenfield, Inc. after serving as an Assistant United States Attorney, Department of Justice and Assistant Chief, Criminal Division and Chief, Civil Rights Division of the United States Attorney’s Office in Los Angeles. Mr. Flax also serves on the board of directors for FasterCures and on the board of councilors for USC Law School. Mr. Flax brings to the Board extensive executive management experience and knowledge of the Company and its operations.

Richard L. Rosenfield, a co-founder of the Company, was named co-President in January 2004 and has served as co-CEO since July 2003 and as co-Chairman of the Board since our formation in March 1985. From 1985 to 1996, Mr. Rosenfield had also served as co-CEO. Prior to founding California Pizza Kitchen, he practiced law as a principal of Flax and Rosenfield, Inc. after serving with the Department of Justice, Criminal Division, Appellate Section in Washington, D.C. and as an Assistant United States Attorney, Special Prosecutions Section of the Criminal Division, in Los Angeles. Mr. Rosenfield also serves on the board of directors of Callaway Golf Company. Mr. Rosenfield brings to the Board extensive executive management experience and knowledge of the Company and its operations.

Leslie E. Bider has served as a director since May 2008. He is currently Chief Executive Officer of PinnacleCare, Inc., a private health advisory firm. Mr. Bider previously served as Chief Strategist of ITU Ventures, a private equity firm. Between 1987 and 2005, Mr. Bider served as Chairman and Chief Executive Officer of Warner Chappell Music, Inc. Mr. Bider also served as Chief Financial Officer and Chief Operating Officer of Warner Bros. Music from 1981 to 1987. Mr. Bider currently serves on the board of directors of Douglas Emmett, Inc., a real estate investment trust that trades on the New York Stock Exchange, and on the board of directors of several charitable and educational institutions. Mr. Bider brings to the Board accounting and finance skills and extensive experience in the real estate industry.

Marshall S. Geller has served as a director since May 2008. He is a Founder and Senior Managing Director of St. Cloud Capital, LLC, a Los Angeles-based private equity fund formed in December 2001. Mr. Geller has spent more than 40 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Currently he serves as a director on the boards of GP Strategies Corporation, Guidance Software, Inc and National Holdings Corporation. Mr. Geller is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles, and serves on the Dean’s Advisory Council for the College of Business & Economics, California State University, Los Angeles, and he has been appointed as a Commissioner of the Little Hoover Commission, an independent California state oversight agency. Mr. Geller brings to the Board extensive senior executive management experience in corporate finance and investment banking and his service on the board of directors of several public and private companies.

Charles G. Phillips has served as a director since November 2000. Mr. Phillips served as a partner and Chief Operating Officer of Prentice Capital Management, LLC, an investment management firm, from 2005 until his retirement in 2008. Mr. Phillips was previously a managing director from 1991 to 2002 and President from 1998 to 2001 of Gleacher & Co., an investment banking and management firm. Mr. Phillips has served on the boards of several public and private companies and private investment funds. Mr. Phillips brings to the Board extensive senior executive management experience in corporate finance and investment banking and his service on the board of directors of several public and private companies and private investment funds.

Alan I. Rothenberg has served as a director since April 2006. Since 2005, he has served as Chairman of the Board of Directors and Chief Executive Officer of 1st Century Bancshares, Inc., a Los Angeles-based commercial bank. Mr. Rothenberg is Chairman of Premier Partnerships, a sports and entertainment marketing and consulting firm and serves as President of the Los Angeles Board of Airport Commissioners. From 1990 until his retirement in 2000, Mr. Rothenberg was a Partner at Latham & Watkins, LLP. From 1968 to 1990, Mr. Rothenberg was a founder and Managing Partner of Manatt, Phelps, Rothenberg and Phillips, a Los Angeles law firm where he specialized in business and commercial litigation including practices in the sports, entertainment and financial fields. From 1990 through 1998, he served as President of the United States Soccer Federation. Mr. Rothenberg served as Chairman and Chief Executive Officer of the 1994 World Cup and Chairman of the 1999 FIFA Women’s World Cup. Mr. Rothenberg serves on the boards of directors of United States Soccer Foundation, Constitutional Rights Foundation, Los Angeles Chamber of Commerce, Los Angeles Business Council, LA, Inc. (the Los Angeles Convention and Visitors Bureau) and LA Sports Council. Mr. Rothenberg brings to the Board broad legal and business experience.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If a director nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we currently know of no reason to anticipate that this will occur), the stockholder proxies may be voted for such substitute nominee as we may designate. Following the 2010 Annual Meeting of Stockholders, the Board of Directors will have three vacancies. There are no family relationships among our directors and officers. During the fiscal year ended January 3, 2010, our Board of Directors held five meetings. Each director nominee attended or participated in 100% of the total number of meetings of the Board of Directors held in 2009.

Each member of our Board of Directors is encouraged to attend the Company’s Annual Meeting of Stockholders. All of the current members of our Board of Directors who served in that capacity at the time of our 2009 Annual Meeting of Stockholders attended such annual meeting.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the six nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors unanimously recommends a vote “FOR ALL NOMINEES” named above.

Independence of the Board of Directors

We have established standards of independence for our Board of Directors that comply with the standards of independence set forth in the Marketplace Rules of The NASDAQ Stock Market. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or its subsidiaries or any other individual who has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

•	is not, and has not within the past three years been, employed by the Company or any of its subsidiaries;

•

has not accepted, and whose immediate family member has not accepted, any payments from the Company or any of its subsidiaries in excess of $120,000 during any period of 12 consecutive months within the past three years, other than the following:

i.	compensation for service on the Board of Directors or any committee of the Board of Directors;

ii.	payment arising solely from investment in our securities;

iii.	compensation paid to a member of the director’s immediate family who is a non-executive employee of the Company or any of its subsidiaries;

iv.	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

v.	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•

is not, and whose immediate family member is not, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in our securities or payments under non-discretionary charitable contribution matching programs;

•

is not, and whose immediate family member is not, an executive officer of another entity where at any time during the last three years any of our executive officers served on the Compensation Committee of such entity; and

•

is not, and whose immediate family member is not, a current partner of our independent registered accountant, or was a partner or employee of our independent registered accountant who worked on our audit at any time during the past three years.

Additionally, members of the Audit Committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not otherwise be affiliated with the Company (other than in their capacity as a director or as a holder of a number of the Company’s outstanding shares that would not cause them to be an affiliate).

Our Board of Directors has determined that all of our current non-management directors do not have a material relationship with the Company and are therefore independent under both our standards of independence and the criteria for independence set forth in the listing standards of The NASDAQ Stock Market.

Board Leadership Structure and Risk Oversight

Leadership Structure

The Company has two principal executive officers, Larry S. Flax and Richard L. Rosenfield, each of whom serves as a Co-Chief Executive Officer, Co-President and Co-Chairman of the Board. While each Co-CEO functions within a clearly defined role with respect to the day-to-day operations of the Company, both Co-CEOs work closely with one another and are significantly involved in all aspects of Company management so that either could succeed the other in the event such a need arose. The Board has determined that combining the roles of Executive Chairman and Chairman of the Board of the Company is in the best interests of stockholders at this time. Both Messrs. Flax and Rosenfield are uniquely situated given their roles as co-Executive Chairman to guide the overall strategic direction of the Company and focus the Board on the risks that the Company faces as well as strategic opportunities for the Company.

Risk Oversight

The Company believes the role of management is to identify and manage risks confronting the Company. The Board of Directors plays an integral part in the Company’s risk oversight, particularly in reviewing the processes used by management to identify and report risk, and also in monitoring corporate actions so as to minimize inappropriate levels of risk. The Board of Directors as a whole is also responsible for overseeing strategic and enterprise risk, including monitoring the Company’s working capital and capitalization. A discussion of risks that the Company faces is conducted at each regularly scheduled meeting of the Board of Directors and in many committee meetings.

The Company’s leadership structure and overall corporate governance framework is designed to aid the Board in its oversight of management responsibility for risk. The Audit Committee of the Board of Directors serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002. Inherently, part of this review involves an evaluation of whether our financial reporting and internal reporting systems are adequately reporting the Company’s exposure to certain risks. In connection with this evaluation, the Audit Committee has, from time to time, considered whether any changes to these processes are necessary or desirable. While it has concluded that no such changes are warranted at this time, the Audit Committee will continue to monitor the Company’s financial reporting and internal reporting processes.

As more fully described in the “Compensation Discussion and Analysis” section of this report, the Compensation Committee takes an active role in overseeing risks relating to CPK’s executive compensation programs, plans and practices. Specifically, the Compensation Committee reviews the risk profile of the components of the executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and considers the risks such components present to decision-making by executive officers with special attention given to establishing a mix among these components that does not encourage excessive risk taking.

The Nominating and Governance Committee contributes to the Company’s risk oversight process by overseeing the periodic review of the Company’s corporate governance guidelines and Board committee charters to ensure that they continue to comply with any applicable laws, regulations, and stock exchange or other listing standards, as each are subject to change from time to time. The Nominating and Governance Committee also oversees the director nomination process, the overall Board reporting structure and the operations of the individual committees.

Diversity

While the Board does not have a separate formal diversity policy, it is the Company’s and the Board’s policy to identify qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, and the Company seeks to ensure the fair representation of stockholder interests on the Board through the criteria set forth above. The Board believes that the use of the Nominating and Governance Committee’s general criteria, along with non-discriminatory policies, will best result in a board that reflects the interest of the stockholders.

Committees of the Board of Directors

As noted above, our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In addition, the independent directors of the Company’s Board of Directors meet regularly in executive session outside the presence of management. The Board of Directors has appointed Charles G. Phillips to act as lead independent director.

Audit Committee

The Audit Committee is primarily concerned with the oversight of our financial reporting and preparation of our financial statements by our internal accounting staff. This committee’s function, among other things, is to review our quarterly and annual financial statements with our independent registered public accountants and management, review the scope and results of the examination of our financial statements by the independent registered public accountants, approve all professional services performed by the independent registered public accountants and related fees, exclusive authority to hire our independent registered public accountants and periodically review our accounting policies. The Audit Committee is also responsible for overseeing our internal controls over financial reporting, including review of our internal audit function. The Audit Committee is governed by a written charter that is publicly available on our website at www.cpk.com. This committee met five times during the fiscal year ended January 3, 2010.

The members of the Audit Committee from December 29, 2008 through January 3, 2010 were Leslie E. Bider, Marshall S. Geller and Alan I. Rothenberg, who served as chair. All of the current members of the Audit Committee are “independent” as required by the applicable listing standards of The NASDAQ Stock Market as well as the Company’s standards of director independence set forth above. The Board of Directors has determined that Messrs. Bider, Geller and Rothenberg are each an “Audit Committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

The Compensation Committee’s function, among other things, is to review and establish salary and bonus levels and stock option grants for executive officers and key employees. Our Compensation Committee consists of Leslie E. Bider, Charles G. Phillips and Alan I. Rothenberg, all of whom are non-employee directors. Mr. Phillips serves as chair of the Compensation Committee.

Each member of the Compensation Committee meets the independence requirements specified by NASDAQ and by Section 162(m) of the Internal Revenue Code (the “Code”), as determined annually by the Board, as well as the Company’s standards of director independence set forth above.

The chair of the Compensation Committee reports the committee’s actions and recommendations to the full Board following each committee meeting. This committee met seven times during fiscal year ended January 3, 2010. The Compensation Committee is governed by a written charter that is publicly available on our website at www.cpk.com.

The Compensation Committee assists the Board in fulfilling its responsibilities for determining the compensation offered to the Company’s executive officers. The Compensation Committee’s purpose is to:

1. oversee the administration of the Company’s compensation programs;

2. review and set the compensation of certain officers;

3. administer the Company’s incentive and equity compensation plans;

4. review CEO performance;

5. review and approve key executive promotions; and

6. prepare any report on and assist with disclosure relating to executive compensation as required by the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel and other experts or consultants as it deems appropriate, without seeking approval of the Board of Directors or management, including sole authority to retain and terminate any compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation. In accordance with the authority granted under its charter, the Compensation Committee has engaged Mercer Human Resource Consulting (“Mercer”) as an independent outside compensation consultant to advise the Compensation Committee from time to time in implementing its duties.

Nominating and Governance Committee

The Nominating and Governance Committee is primarily concerned with the qualification of candidates for election or appointment to the Board of Directors, as well as the effectiveness of our corporate governance policies. The Nominating and Governance Committee’s function, among other things, is to seek, evaluate and recommend to the Board of Directors qualified candidates to be elected or appointed to the Board, as well as to review on an annual basis the functioning and effectiveness of the Board of Directors. Our Nominating and Governance Committee consists of Messrs. Bider, Geller, Phillips and Rothenberg, all of whom are “independent” as required by applicable listing standards of The NASDAQ Stock Market as well as the Company’s standards of director independence set forth above. Mr. Phillips serves as chair of the Nominating and Governance Committee. This committee met twice during fiscal year ended January 3, 2010. The Nominating and Governance Committee is governed by a written charter that is publicly available on our website at www.cpk.com.

The Company’s Director Nominations Process

In April 2004, we adopted corporate governance guidelines (the “Guidelines”) outlining a framework for Board oversight of management activity and business results. The Guidelines are publicly available on our website at www.cpk.com. The Guidelines may be amended from time to time by our Board of Directors only upon a determination by the Nominating and Governance Committee that such change is in our best interests and those of our stockholders and the subsequent approval of such change by the full Board of Directors. There were no changes to the Guidelines during fiscal 2009.

Pursuant to the Guidelines, communications sent to us with respect to candidates for director proposed by our stockholders are forwarded to the chair of our Nominating and Governance Committee. The Nominating and Governance Committee then reviews and considers the stockholder proposal in connection with the annual meeting of stockholders so long as the proposal is received prior to the deadline for submission of all stockholder proposals.

The Nominating and Governance Committee periodically reviews with our full Board of Directors the appropriate skills and characteristics required of Board members given the current Board composition. Our Board of Directors will be comprised of individuals who have distinguished records of leadership and success in their field of activity and who will make substantial contributions to the Board’s operations. The Board’s assessment of director candidates includes, but is not limited to, consideration of relevant industry experience, general business experience, relevant financial experience, compliance with independence and other qualifications necessary to comply with applicable NASDAQ listing standards and any applicable tax and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character and judgment, as well as whether the candidate possesses and maintains throughout service on the Board of Directors a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, finance and accounting, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

A director’s qualifications in light of these criteria is considered at least each time the director is nominated or re-nominated for membership on our Board of Directors. The Nominating and Governance Committee screens and recommends all director candidates to our Board of Directors. Each of the director nominees named above was recommended by the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Leslie E. Bider, Charles G. Phillips and Alan I. Rothenberg, who are each non-employee directors. Mr. Phillips serves as chair of the Compensation Committee. No member of the Compensation Committee has served as one of our officers or employees at any time.

See “Certain Relationships and Related Transactions” for a discussion of transactions with our executive officers and directors.

Stakeholder Communications

As set forth in the Guidelines, our co-CEOs are responsible for establishing effective communications with our stakeholders, including stockholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Board of Directors that management speaks for the Company. This policy does not preclude independent directors from meeting with stakeholders, but management, where appropriate, should be present at such meetings. Stockholders who wish to communicate with a particular director, to the independent directors as a group, or to the Board of Directors as a whole may address their communications to the attention of our Secretary at our principal executive offices at 6053 West Century Boulevard, Eleventh Floor, Los Angeles, CA 90045.

The Secretary shall maintain a log of all such communications. The Secretary shall promptly forward those communications that he believes require immediate attention to the lead independent director selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors. The Secretary shall also provide the lead director on a quarterly basis with a summary of all stakeholder communications and actions taken in connection therewith. The lead director shall notify our Board of Directors or the chairs of the relevant committees of those matters that he or she believes are appropriate for further discussion or action. Communications sent to the Board of Directors with respect to candidates for director proposed by our stockholders shall be forwarded and reviewed in the manner described under “The Company’s Director Nominations Process.”

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected Ernst & Young LLP as independent registered public accountants to audit our financial statements for the fiscal year ending January 2, 2011. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 28, 1997. A representative of Ernst & Young LLP will be present at the annual meeting of stockholders and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table summarizes the fees paid or payable to Ernst & Young LLP for services rendered for the fiscal years ended December 28, 2008 and January 3, 2010.

	Fiscal Year ended January 3, 2010	Fiscal Year ended December 28, 2008
Audit Fees(1)	$688,000	$626,000
Audit Related Fees	$—	$—
Tax Fees(2)	$336,000	$261,000
All Other Fees	$—	$—

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are provided by Ernst & Young LLP in connection with regulatory filings or engagements.

(2)	Tax fees consist of fees billed for professional services rendered for the preparation of tax returns and tax advice. These services include assistance with tax incentives and tax audits with local, state and federal agencies.

Policy on Appointment, Replacement and Compensation of Independent Registered Public Accountants

The Audit Committee of our Board of Directors has the sole authority to appoint or replace our independent registered public accountants. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

Our Audit Committee, or a subcommittee of the committee, pre-approves the provision of all audit and non-audit services (including tax services) by the independent registered public accountants up to a specified dollar amount and also approves all audit and non-audit engagement fees and terms with the independent registered public accountants. During fiscal 2009 and 2008, all of the services related to the audit and other fees described above were pre-approved by our Audit Committee or sub-committee and none were provided pursuant to any waiver of the pre-approval requirement.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Abstentions will have the same effect as votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accountants, thus broker non-votes are generally not expected to result from the vote on this proposal. Any broker non-votes that may result will have no effect on the outcome of this vote.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as California Pizza Kitchen, Inc.’s independent registered public accountants for the fiscal year ending January 2, 2011.

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, as amended.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of directors whom the Board has determined do not have a material relationship with the Company and is therefore independent under both our standards of independence and the criteria for independence set forth in the listing standards of The NASDAQ Stock Market. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for Audit Committees of NASDAQ listed companies. The Audit Committee is primarily concerned with the oversight of our financial reporting and preparation of our financial statements by our internal accounting staff. This committee’s function, among other things, is to review our quarterly and annual financial statements with our independent registered public accountants and management, review the scope and results of the examination of our financial statements by the independent registered public accountants, approve all professional services performed by the independent registered public accountants and related fees, exclusive authority to hire our independent registered public accountants and periodically review our accounting policies. The Audit Committee is also responsible for overseeing our internal controls over financial reporting, including review of our internal audit function.

The Audit Committee meets periodically with management to consider the adequacy of the Company’s internal controls and the reliability of the Company’s financial statements. The Audit Committee also meets privately with the independent registered public accountants, who have unrestricted access to the Audit Committee, and also periodically meets with the Company’s internal audit department. The Audit Committee has sole responsibility for the appointment of the independent registered public accountants and is directly responsible for their compensation and oversight and periodically reviews their performance and independence from management. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors, a copy of which is publicly available on the Company’s website at www.cpk.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee oversees the Company’s financial reporting process on behalf of its Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the annual report with management. As part of its review, the Audit Committee also reviewed and discussed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted accounting principles and the clarity of disclosures in the financial statements.

In addition, the Audit Committee has discussed with the independent registered public accountants’ their independence from management and the Company including the matters in the written disclosures and the letter to the Board of Directors from the independent registered public accountants required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and considered the compatibility of non-audit services with the independent registered public accountants’ independence. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with audit committees.”

The Audit Committee meets on at least a quarterly basis. During the year ended January 3, 2010, the independent registered public accountants were present at the Company’s quarterly review meetings. In addition, the Audit Committee meets with the independent registered public accountants at least on an annual basis, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of its financial reporting. The Audit Committee held five such meetings with the independent registered public accountants during the year ended January 3, 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2010 for filing with the Securities and Exchange Commission.

The Audit Committee

Alan I. Rothenberg, Chairman

Marshall S. Geller

Leslie E. Bider

September 8, 2010

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this proxy statement, the foregoing Report of the Audit Committee is not incorporated by reference into any such filings.

Certain Relationships and Related Transactions

Peter Gillette, the stepson of Larry S. Flax, our co-CEO, co-President, co-Chairman of the Board and Director, is the Company’s Senior Vice President of Franchise and International Development. In fiscal 2009, Mr. Gillette received a salary of approximately $205,000 and a bonus of approximately $107,000. Mr. Gillette also received a stock option grant for 15,000 shares in February 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% stockholders. There were two late filings in fiscal 2009 due to administrative oversight. The late filings were as follows: (a) a Form 3 for Todd B. Slayton and (b) a Form 4 for Todd B. Slayton. The filings were due on January 7, 2009 and February 20, 2009, respectively, and both were filed on December 24, 2009. This late filings did not result in any liability under Section 16(b) of the Exchange Act. Except for the foregoing, based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ending January 3, 2010, all of our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which is applicable to all of its employees, officers and directors. The Code of Ethics is available free of charge on the Company’s website at www.cpk.com. The Company intends to post amendments to or waivers under the Code of Ethics on its website.

PROPOSAL NUMBER THREE

APPROVAL OF THE CALIFORNIA PIZZA KITCHEN 2010 EXECUTIVE INCENTIVE PLAN

On August 30, 2010, the Board of Directors unanimously approved the California Pizza Kitchen 2010 Executive Incentive Plan (the “Incentive Plan”), subject to stockholder approval. The Incentive Plan would replace the existing Executive Bonus Plan (the “Bonus Plan”), which was approved by stockholders in 2005.

The key difference between the proposed Incentive Plan and the Bonus Plan is that the former permits the Compensation Committee to grant awards for performance periods of more than one year.

The Compensation Committee believes the proposed Incentive Plan is in the best interest of the Company and its stockholders, as it will allow us to:

•	provide our executive officers with an objective performance-based variable compensation opportunity that is contingent upon the achievement of measurable financial performance milestones;

•	reward the achievement of milestones that directly affect the creation and sustenance of long-term stockholder value;

•	provide cash incentive compensation opportunities that are competitive for our executive officers, with the incremental compensation provided only if performance meets or exceeds established goals;

•	provide incentives for the retention of executive officers; and

•	qualify the Incentive Plan under the performance-based exception pursuant to Section 162(m) of the Code.

We generally seek to preserve our ability to claim tax deductions for compensation paid to executives to the extent practicable. Code Section 162(m) limits to $1,000,000 our deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was the chief executive officer or one of our other three most highly compensated executive officers, other than the chief financial officer (generally referred to as the “Covered Employees”). “Qualified performance-based compensation” is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. In order to qualify under the performance-based compensation exception under Code Section 162(m), and thereby avoid potential nondeductibility of incentive compensation paid to the Covered Employees, the material terms of the performance goals under the Incentive Plan must be approved by stockholders. Accordingly, the Incentive Plan is being submitted for approval by our stockholders. For the reasons below, we encourage stockholders to vote in favor of adoption of the Incentive Plan.

Description of the Incentive Plan

Eligibility for Awards

Awards under the Incentive Plan may be granted by the Compensation Committee to employees holding Vice President or more senior executive-level positions with us. There are currently 23 employees in this category.

Purpose

The purpose of the Incentive Plan is to attract and retain employees with outstanding competencies who will strive for excellence, motivate those individuals to exert their best efforts on behalf of the Company by providing them with compensation in addition to their base salaries and further the identity of interests of such employees with those of our stockholders through a strong performance-based reward system. If certain requirements are satisfied, incentives issued under the Incentive Plan may qualify as deductible “performance-based compensation” within the meaning of Code Section 162(m).

Administration

The Incentive Plan will be administered by the Compensation Committee, consisting of solely two or more members of the board of directors who are “outside directors” within the meaning of Section 162(m) of the Code.

Incentive Awards

Under the Incentive Plan, eligible employees will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the Compensation Committee. The Compensation Committee may designate performance periods of one year or less (e.g., for annual bonuses), or for more than one year (e.g., for long-term cash incentive payments). The performance criteria the Compensation Committee may choose from may include one or more of the following (a “Qualifying Performance Criteria”):

•	cash flow;

•	earnings per share;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	earnings before interest, taxes, depreciation, amortization and pre-opening costs;

•	return on equity;

•	total stockholder return;

•	share price performance;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	return on invested capital;

•	market segment shares;

•	sales;

•	unit openings; and

•	customer satisfaction.

The performance criteria may differ for each eligible employee. Performance criteria may apply to us as a whole, to one of our business units or to a subsidiary. Any individual performance objectives must relate to a performance target that is objectively determinable within the meaning of Code Section 162(m). For example, individual performance objectives may include objectively measurable improvement in our customer satisfaction.

The Compensation Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to stockholders for the applicable year. Awards will be determined by applying the incentive formula to the target award amount of each eligible employee. The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Incentive Plan.

Payment of Incentive Awards

All incentive awards will be paid to each eligible employee as soon as is practicable, and in any event within two and one-half months, after the close of the applicable performance period.

Awards to be Granted to Certain Individuals and Groups

Awards granted under the Incentive Plan are determined based on actual future performance. Therefore, the amounts that will be paid pursuant to the Incentive Plan are not currently determinable. The maximum amount to be paid to any eligible employee under the Incentive Plan in any year for any performance period of one year or less will not exceed $2,000,000. The maximum amount to be paid to any eligible employee under the Incentive Plan in any year with respect to any performance period of more than one year will not exceed $2,000,000.

Amendment and Termination

The Compensation Committee may amend, suspend or terminate the Incentive Plan at any time. Stockholder approval will be obtained for any amendment to the extent necessary and desirable to qualify the awards under the Incentive Plan as performance-based compensation under Code Section 162(m) and to comply with applicable laws, regulations or rules.

Transferability

No eligible employee will have the right to alienate, pledge or encumber his or her interest in the Incentive Plan, and such interest will not (to the extent permitted by law) be subject in any way to the claims of the eligible employee’s creditors or to attachment, execution or other process of law.

Federal Income Tax Consequences

Under present federal income tax law, eligible employees will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by us. If, and to the extent that, the Incentive Plan payments satisfy the requirements of Code Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the eligible employee.

Further Information Regarding the Incentive Plan

The foregoing is only a summary of the Incentive Plan and is qualified in its entirety by reference to the full text of the plan, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. Stockholders are urged to read the Incentive Plan in its entirety before casting their votes.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this vote.

The New York Stock Exchange (“NYSE”) has adopted regulations that prohibit brokers or other nominees that are NYSE member organizations from voting on proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. Therefore, for shares held through a broker or other nominee who is a NYSE member organization, those shares will only be voted if the stockholder has provided specific voting instructions to the broker or other nominee to vote the shares.

Our board of directors unanimously recommends a vote “FOR” adoption of The California Pizza Kitchen 2010 Executive Incentive Plan.

EXECUTIVE OFFICERS

The following were the Executive Officers of the Company as of August 31, 2010:

Name	Position Held With the Company	Age
Larry S. Flax	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director	67

Richard L. Rosenfield	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director	65

Susan M. Collyns	Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary	43

Thomas P. Beck	Senior Vice President, Construction	64

Sarah A. Goldsmith-Grover	Chief Communications Officer, Senior Vice President, Marketing and Public Relations	45

Steven E. Rich	Senior Vice President, Real Estate	48

Messrs. Flax and Rosenfield have each been nominated for re-election to the position of director of the Company. See “Director Nominees” above for a discussion of their business experience.

Susan M. Collyns has served as Chief Operating Officer and Executive Vice President since January 2009 and Chief Financial Officer since March 2004. From September 2001 to March 2004, Ms. Collyns served as Controller. In 2009, Ms. Collyns’ work as a leading Chief Financial Officer was recognized by the Los Angeles Business Journal when she was nominated for “CFO of the Year.” From 1996 to September 2001, Ms. Collyns served as Vice President of Finance and Operations for Sony’s Windham Hill Group. Previously, she served as an auditor with PricewaterhouseCoopers and has acted in various finance and strategic planning roles with GlaxoSmithKline and Lion Nathan. Ms. Collyns has 25 years of financial experience in both the domestic U.S. and overseas markets and is a board member of the California Pizza Kitchen Foundation. Ms. Collyns holds a Bachelor of Economics degree from Macquarie University in Sydney, Australia, and a C.P.A. from Deakin University in Melbourne, Australia.

Thomas P. Beck has served as Senior Vice President, Construction since September 2003. From 1997 to August 2003, Mr. Beck worked at Shawmut Design and Construction, where he last served as National Construction Manager for Shawmut’s Restaurant/Retail Division.

Sarah A. Goldsmith-Grover has served as Chief Communications Officer since July 2008 and Senior Vice President of Marketing and Public Relations since November 2000. Ms. Goldsmith-Grover joined the company in 1990 as Director of Public Relations and has been involved with marketing initiatives in the area of public relations, advertising, research and community relations. In 1996 and 2007, Advertising Age Magazine named Ms. Goldsmith-Grover one of the “Marketing 100” and “Marketing 50,” respectively, a distinction given to the top marketers in the United States. Ms. Grover is the President of the California Pizza Kitchen Foundation and serves as Co-Chairman of the Board of the Marketing Executives Group, a division of the National Restaurant Association.

Steven E. Rich has served as Senior Vice President of Real Estate since February 2008. From April 2007 to February 2008, Mr. Rich served as Vice President of Real Estate. From August 1993 to April 2007, Mr. Rich served as President of Retail Advantage Group, Inc, a privately-held real estate advisory services company.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section discusses the compensation of our Named Executive Officers, consisting of Larry S. Flax and Richard L. Rosenblatt, our co-CEOs; Susan M. Collyns, our Chief Operating Officer/Chief Financial Officer (“COO/CFO”); Thomas P. Beck, Senior Vice President—Construction; Sarah A. Goldsmith-Grover, Chief Communications Officer and Senior Vice President—Marketing and Public Relations and Steven E. Rich, Senior Vice President—Real Estate.

Roles of our Compensation Committee in Compensation Decisions, Use of Compensation Consultants and Compensation Philosophy and Objectives

The goals of our compensation policies are to:

1.	Attract and retain exceptional executive officers and reward appropriately those executive officers who contribute to the Company’s success;

2.	Align executive officer compensation with the Company’s performance; and

3.	Motivate executive officers to achieve the Company’s business objectives.

The Company uses salary, non-equity incentive plan compensation and restricted stock and stock option grants to attain these goals.

The Compensation Committee oversees our executive compensation program. In this role, the Compensation Committee reviews all compensation decisions relating to our senior executive officers and makes recommendations to our Board. The Compensation Committee’s guiding principle is to ensure the Company’s compensation and benefits policies attract, motivate and retain executives of the caliber necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s Named Executive Officers, other executives and general workforce. The Compensation Committee, in collaboration with executive management and Mercer, its independent compensation consultant, re-affirmed in 2009 the following key strategies in support of the Company’s guiding principles:

1.	Use total cash compensation (salary plus non-equity incentive plan compensation) to recognize appropriately each individual executive officer’s scope of responsibility, role in the organization, experience and contributions. The Compensation Committee and management refer to market data as part of their due diligence in determining salary and target award amounts, including executive compensation levels at peer group companies noted below.

2.	Use long-term equity-based incentives (in the form of non-qualified stock options, restricted stock and through a tax-qualified employee stock purchase plan) to align employee and stockholder interests, as well as to attract, retain and motivate employees and enable them to share in the long-term growth and success of the Company.

3.	Provide benefit programs competitive within the Company’s defined talent market that provide participant flexibility and are cost-effective to the Company.

Determining Executive Compensation

The Company has structured its annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executive officers to achieve the business goals of the Company and reward them for achieving these goals. The Compensation Committee also evaluates relevant market data when making compensation decisions regarding the executive officers, as described more fully below.

The Compensation Committee has retained Mercer as its compensation consultant since 2005 to provide the Compensation Committee with advice and guidance on the Company’s executive compensation program design and the evaluation of our executive compensation. During 2009, Mercer did not provide non-executive or director compensation services to management or the Company with fees totaling more than $120,000. In the fourth quarter 2009, an analysis of executive compensation was performed by Mercer and evaluated by the Compensation Committee. The peer group of companies used in this analysis consisted of the following:

Ruby Tuesday	Dine Equity
The Cheesecake Factory	Red Robin Gourmet Burgers
P.F. Chang’s China Bistro	Texas Roadhouse
Benihana	Ruth’s Hospitality
BJ’s Restaurants	O’Charley’s
Morton’s Restaurant Group	McCormick & Schmick’s
Steak ‘N Shake	Frisch’s Restaurants

The Company’s operating metric performance (including revenue growth, EBITDA growth, EPS growth and return on assets) was generally between the peer group median and 75th percentile while the Company’s total stockholder return approximated the peer group 75th percentile over a five-year period.

The Compensation Committee used the peer group as the baseline to review the overall competitiveness of the co-CEOs and COO/CFO’s total compensation levels. While the Compensation Committee considered peer group data, it did not formally benchmark total executive compensation or individual compensation elements against this peer group. Mercer’s report indicated that the co-CEOs total direct compensation was in the 50th and 75th percentiles of the market while our COO/CFO’s total direct compensation level was above the 75th percentile of the market.

Although the Compensation Committee considered Mercer’s advice in considering our executive compensation program, the Compensation Committee ultimately made its own decision about these matters, based on the peer group analysis and its own business experience and judgment.

Compensation Risk

In 2010, management conducted a risk assessment review of our compensation policies and practices to determine whether any risks arising from our compensation policies and practices for our Named Executive Officers and other employees could encourage decision making that could expose the Company to unreasonable risks of material adverse consequences. Management presented its findings to the Compensation Committee, which reviewed the assessment and the Company’s various incentive and other compensation programs and practices and the processes for implementing these programs. Based on this review, we determined that our compensation policies and practices for our employees do not create incentives for decision making that could expose the Company to unreasonable risks of material adverse consequences.

Compensation Components and Process

Base Salary

The annual salary for executive officers (including the Named Executive Officers shown in the Summary Compensation Table on page 19) is determined relative to job scope and responsibilities, past and current contributions and individual factors (such as unique skills, demand in the labor market and longer-term development and succession plans). The Compensation Committee emphasizes pay-for-performance in all components of compensation, including making salary adjustments. In determining the salaries of the executive officers, the Compensation Committee considers information provided by the Company’s co-CEOs (with respect to the performance of other executive officers), the results of the review of the co-CEOs’ performance by the Compensation Committee and the analysis and recommendations made by Mercer. The co-CEOs are responsible for evaluating the performance of all other executive officers and recommending salary adjustments, which are reviewed and approved by the Compensation Committee. The Compensation Committee reviews executive officer salaries annually. In addition to considering the performance of individual executive officers, significant weight is placed on the financial performance of the Company when considering salary adjustments.

In August 2009, in connection with her promotion to Chief Operating Officer, the Company amended and restated Ms. Collyns’ employment agreement, pursuant to which her annual base salary increased to $475,000, retroactive to January 2009. For additional information, see “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” below. In July 2008, in connection with her promotion to Chief Communications Officer, Ms. Goldsmith-Grover received a base salary increase of 11%, which continued into 2009. Given the uncertain economic conditions, none of the other Named Executive Officers received any base salary increases for 2009.

Non-Equity Incentive Compensation

The Company maintains the Bonus Plan which is designed to reward achievement at specified levels of financial performance. The maximum amount that may be paid to any executive officer under the Bonus Plan for any calendar year is $1.2 million. The following table sets forth the target bonus (as a percentage of annual base salary) for each of our participating Named Executive Officers:

Named Executive Officer	Target Bonus (Percentage of 2009 Base Salary)
Larry S. Flax	60%
Richard L. Rosenfield	60%
Susan M. Collyns	50%
Thomas P. Beck	40%
Sarah A. Goldsmith-Grover	45%
Steven E. Rich	40%

Ms. Collyns’ target bonus opportunity was revised in April 2010 from 45% of base salary to 50% of base salary retrospective to 2009 in connection with her promotion to Chief Operating Officer. In addition, Ms. Goldsmith-Grover’s 2009 target bonus opportunity was increased from 40% to 45% in July 2008 in connection with her promotion to Chief Communications Officer, which continued into 2009. The other Named Executive Officers bonus target levels were set at the same level as in 2008.

On April 17, 2009, the Compensation Committee adopted the 2009 Quarterly Executive Bonus Plan Target Program (the “Program”) under the Company’s Bonus Plan. The co-CEOs and COO/CFO participate in the Program. Bonus payouts under the Program are based on the Company achieving quarterly targets for Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization including Pre-Opening Costs (“Adjusted EBITDA”). In accordance with the Program, for 2009 Adjusted EBITDA also excluded impaired asset write-downs and store closure costs. Adjusted EBITDA is a non-GAAP measure of performance and is not a substitute for the GAAP measures of earnings or cash flows.

The first quarter of 2009 was not included in the Program and the Compensation Committee approved the payment of bonuses to the executives for the first quarter of 2009 on a discretionary basis, based on the Compensation Committee’s evaluation of the Company’s financial performance for that quarter. For the first quarter, the Compensation Committee approved bonuses at 100% of quarterly salary for the co-CEOs and the COO/CFO. For each of the second, third and fourth quarters, the participants were eligible to receive one-fourth of their annual target bonus opportunity based on the Company’s actual performance relative to the pre-established quarterly Adjusted EBITDA targets. Quarterly bonus payouts could range from 30% to 100% of the executives’ quarterly base salary, even though the co-CEOs and the COO/CFO had a contractual 200%

maximum potential. Thus, in addition to the quarterly payouts, under the Program, the participants were eligible to receive an additional “catch-up” bonus payout based on the Company’s performance relative to an aggregate Adjusted EBITDA target for the last three quarters of 2009. If the bonus earned based on our actual performance for Q2 through Q4 relative to the aggregate Adjusted EBITDA target for Q2 through Q4 was greater than the sum of the participants’ quarterly payouts, the participants would receive this difference as a “catch-up” bonus payout. As a result of our achievement of the maximum quarterly Adjusted EBITDA targets for each of Q2 through Q4, the co-CEOs and COO/CFO each received the maximum or 100% of their quarterly base salaries for each of these quarters ($150,000 in the case of the co-CEOs and $118,750 in the case of the COO/CFO). In addition, the co-CEOs received an additional amount equal to $135,000 and the COO/CFO received an additional amount equal to $96,188 representing the bonus earned as a result of our Q2 through Q4 performance relative to the aggregate Q2 through Q4 Adjusted EBITDA target minus the quarterly amounts paid. The Adjusted EBITDA threshold, target and maximum goals as well as our actual performance relative to the targets are shown in the table below:

	(in thousands)
	Adjusted EBITDA Threshold	Adjusted EBITDA Target	Adjusted EBITDA Maximum	Actual Adjusted EBITDA
Q2	$14,850	$16,500	$17,655	$18,146
Q3	$15,120	$16,800	$17,976	$18,222
Q4	$14,130	$15,700	$16,799	$17,104
Q2 through Q4 Aggregate Period	$44,100	$49,000	$55,370	$53,472

The other Named Executive Officers bonus payouts were based on generally the same quarterly Adjusted EBITDA targets shown above. For each of the second, third and fourth quarters, they were eligible to receive one-fourth of their annual target bonus opportunity based on the Company’s actual performance relative to the quarterly Adjusted EBITDA targets. Quarterly bonus payouts could range from 50% to 125% of the executives’ target bonuses (as a percentage of quarterly base salary). Based on our actual Adjusted EBITDA results, each of these Named Executive Officers received a quarterly payout equal to 125% of their quarterly target bonus (as a percentage of quarterly base salary). For the first quarter the Compensation Committee also approved, on a discretionary basis, bonuses at 125% of these Named Executive Officers quarterly target bonus.

Long-Term Equity Compensation

The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. In consultation with Mercer and the executive officers, the Compensation Committee determined that stock option grants under the Company’s 2004 Omnibus Incentive Compensation Plan remain the most effective instrument to achieve this goal. The value of an initial option grant to an executive officer has generally been based on the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. The Company typically awards stock option grants to certain corporate office employees, including the executive officers, in February of each year, with an effective grant date and exercise price per share equal to the closing price of the Company’s common stock on the grant date. Stock options typically vest semi-annually over a period of four years with a term of 10 years. The co-CEOs and COO/CFO did not receive a stock option grant during 2009. In connection with her promotion to Chief Operating Officer, on August 15, 2009, Ms. Collyns was granted 20,000 shares of restricted stock. Annual equity grants to employees (other than the co-CEOs and COO/CFO) are based on their job level. Stock option grants to employees at the Senior Vice President level have been for 15,000 shares historically. Thus, in February 2009, each of Messrs. Beck and Rich received a stock option grant for 15,000 shares. Ms. Goldsmith-Grover only received a stock option grant for 5,000 shares in February 2009, because she had been awarded a stock option grant for 15,000 shares in August 2008 in connection with her promotion to Chief Communications Officer.

Deferred Compensation Plan

The Company does not offer a 401(k) plan to executives because their participation could reduce the opportunity for other employees to contribute based on standards for tax qualified plans. Instead, the Company maintains the California Pizza Kitchen Executive Deferred Compensation Plan, a nonqualified plan, pursuant to which eligible employees can elect to defer up to 100% of their base salary and up to 100% of any cash bonuses. The Company makes a discretionary matching contribution on behalf of each participant at the same rate as the 401(k) plan (30 cents on the dollar up to six percent of compensation to the maximum 401(k) dollar limit amount). A participant is always 100% vested in his or her deferral, and matching contributions vest over three years. The participant may select from among a number of investment alternatives for his or her deferrals, which are the same investment alternatives for 401(k) participants. After annual discrimination testing is performed by the Company’s third party benefits administrator, an eligible portion of the deferred amounts may “wrap” into the 401(k) plan. In 2009, $28,644 was wrapped for the Named Executive Officers into the 401(k) plan. Amounts that are deferred in the Executive Deferred Compensation Plan are paid out based on the participant’s election upon termination of employment or, if earlier, upon a termination of the plan under qualifying circumstances. A participant may request an earlier distribution in the event of an unforeseeable financial emergency or schedule an in-service distribution.

Other Benefits and Perquisites

The Named Executive Officers receive life insurance that is at an enhanced level compared to what is provided for other employees. The Company pays the premium payments for these policies. The co-CEOs and the COO/CFO also receive long-term disability insurance under the Company’s benefits program which is available to all eligible employees of the Company on the same basis.

In addition to employee benefits available to all employees of the Company, under the terms of their employment agreements the co-CEOs are eligible for a supplemental executive retirement benefit in an amount equal to $200,000 per year payable for the remainder of their lives. This program provides a competitive retirement benefit and additional security to the co-CEOs and aids in their retention.

We also offer perquisites to our executives to attract and retain top executive talent. The Company has entered into Time Sharing Agreements with our co-CEOs pursuant to which they can use and reimburse the Company for the incremental cost of their personal use of the Company’s aircraft, according to rules established by the Federal Aviation Administration. Since the co-CEOs reimburse the Company for each of their personal flights under the terms of their Time Sharing Agreements, under the SEC reporting rules the costs of such flights are not considered perquisites reportable in the Summary Compensation Table. There was no personal use of the aircraft by other officers. In 2009, we also provided to certain of our executives a monthly car allowance.

For additional information, see the Summary Compensation Table on page 25.

Severance and Change in Control Benefits

The Company has entered into employment agreements with its co-CEOs and its COO/CFO. Each of the employment agreements provides for certain payments and benefits upon a qualifying termination. These provisions are intended to promote stability and continuity of our senior management. More information concerning these employment agreements and the severance payments appears herein under the caption “Potential Payments Upon Termination or Change in Control.”

In April 2010, the Company entered into the California Pizza Kitchen, Inc. Severance Plan (“Severance Plan”). The Severance Plan sets forth the terms of severance benefits in the event of a qualifying termination for employees holding the title of Vice President or above who are designated as participants by the Company’s Board of Directors or Compensation Committee. The co-CEOs and COO/CFO do not participate in the

Severance Plan as their severance benefits are provided under their employment agreements. The Plan will become effective upon the consummation of a “corporate transaction” (as defined in the Plan) and will automatically terminate on the first anniversary of the date on which the Plan was adopted if no corporate transaction occurs before that date. Under the Severance Plan, if a participant’s employment is terminated by the Company other than for “cause” or by the participant for “good reason” (each, as defined in the Plan) within 12 months following a corporate transaction, the participant will be entitled to receive, subject to the signing of a general release of any claims against the Company, (i) any unpaid compensation and benefits accrued prior to the date of termination, (ii) a lump-sum payment equal to 12 months base salary and (iii) if the Executive elects to receive COBRA benefits, a lump-sum payment equal to 6 months of the monthly COBRA premium in effect immediately prior to the date of termination. The Severance Plan also provides for customary confidentiality protections.

In addition, in April 2010, the Company entered into amended and restated employment agreements with Messrs. Flax and Rosenfield, and amended the employment agreement with Ms. Collyns. The amended and restated employment agreements with Messrs. Flax and Rosenfield, among other things, eliminated the provision entitling the executives to the payment of excise taxes on payments and benefits received upon a qualifying termination following a change in control, which is more reflective of current compensation practices and trends. For additional information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” and “Potential Payments Upon Termination or Change in Control” on pages 27 and 33, respectively.

Tax and Accounting Implications

The Company has considered the provisions of the Code, as amended, and in particular Section 162(m) of the Code, which restricts deductibility of executive compensation paid to certain of our executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our Named Executive Officers for all services rendered in all capacities to us during the past three fiscal years.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation (7)	Total
Larry S. Flax	2009	$600,000	$150,000	$—	$—	$585,000	$236,515	$35,990	$1,607,505
Co-Chief Executive Officer, Co-Chairman of the Board and Co-President	2008	$600,000	$—	$—	$—	$270,000	$209,316	$35,840	$1,115,156
	2007	$540,000	$—	$—	$—	$243,000	$184,924	$44,880	$1,012,804

Richard L. Rosenfield	2009	$600,000	$150,000	$—	$—	$585,000	$163,763	$35,990	$1,534,753
Co-Chief Executive Officer, Co-Chairman of the Board and Co-President	2008	$600,000	$—	$—	$—	$270,000	$144,780	$35,840	$1,050,620
	2007	$540,000	$—	$—	$—	$243,000	$127,909	$44,880	$955,789

Susan M. Collyns	2009	$475,000	$118,750	$322,800	$—	$452,438	$—	$25,259	$1,394,247
Chief Operating Officer, Chief Financial Officer, Executive Vice-President and Secretary	2008	$388,000	$—	$—	$910,553	$130,950	$—	$38,239	$1,467,742
	2007	$331,115	$—	$—	$302,868	$112,095	$—	$32,557	$778,635

Thomas P. Beck	2009	$236,250	$29,531	$—	$68,826	$88,593	$—	$21,588	$444,789
Senior Vice-President, Construction	2008	$236,250	$—	$—	$70,043	$70,875	$—	$20,606	$397,774
	2007	$225,000	$—	$—	$82,063	$67,500	$—	$20,351	$394,914

Sarah A. Goldsmith-Grover	2009	$230,000	$32,344	$—	$22,942	$97,032	$—	$25,094	$407,412
Chief Communications Officer and Senior Vice-President, Marketing and Public Relations	2008	$222,087	$—	$—	$141,077	$69,047	$—	$20,576	$452,787
	2007	$197,600	$—	$—	$82,063	$59,280	$—	$19,943	$358,886

Steven E. Rich	2009	$215,000	$26,875	$—	$68,826	$80,625	$—	$26,148	$417,474
Senior Vice-President, Real Estate	2008	$214,000	$—	$—	$35,357	$66,846	$—	$21,008	$337,211
	2007	$130,769	$—	$—	$61,547	$30,288	$—	$27,315	$249,919

(1)	Reflects base salary before pre-tax contributions and includes compensation deferred under our Nonqualified Deferred Compensation Plan. See the discussion of contributions to these plans in “Compensation Discussion and Analysis.” The following amounts were deferred in 2009 into the Nonqualified Deferred Compensation Plan:

Named Executive Officer	Amount
Larry S. Flax	$52,200
Richard L. Rosenfield	$52,200
Susan M. Collyns	$19,664
Thomas P. Beck	$84,566
Sarah A. Goldsmith-Grover	$9,377
Steven E. Rich	$8,724

(2)	This amount represents the payment of bonuses to the executives for the first quarter of 2009 on a discretionary basis, based on the Compensation Committee’s evaluation of the Company’s financial performance for that quarter. For the first quarter, the Compensation Committee approved bonuses at 100% of quarterly salary for the co-CEOs and the COO/CFO and at 125% of the other Named Executive Officers’ quarterly target bonuses.

(3)	This amount represents the aggregate grant date fair value of restricted stock granted to our Named Executive Officers computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of this amount for 2009 are included in Note 12 to the Company’s audited financial statements in our 2009 Annual Report on Form 10-K.

(4)	These amounts represent the aggregate grant date fair value of stock options granted to our Named Executive Officers computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount for 2009 and prior year grants are included in Note 12 to the Company’s audited financial statements in our 2009 Annual Report on Form 10-K.

(5)	The amounts shown in this column represent cash bonus payments under our Executive Bonus Plan for the second through fourth quarters of 2009. See “Compensation Discussion and Analysis—Non-Equity Incentive Compensation” for further discussion of this plan and payments.

(6)	These amounts represent the change in actuarial present value of the Named Executive Officer’s accumulated benefit under the supplemental executive retirement program. We do not pay any preferential or above-market earnings on our Nonqualified Deferred Compensation Plan.

(7)	“All Other Compensation” includes the amounts of other compensation, including perquisites, paid to or on behalf of our Named Executive Officers during 2009, as shown in the table below. Perquisites and other personal benefits are valued based on the aggregate incremental cost to us. In 2009, family members of the co-CEOs and Ms. Goldsmith-Grover traveled with them on the Company’s personal aircraft with no incremental cost to the Company.

Named Executive Officer	Year	Auto Allowance	Employer Match of Non-Qualified Deferred Compensation	Life Insurance Premiums	Cash Payout of Accrued Vacation	Total All Other Compensation
Larry S. Flax	2009	$29,000	$4,650	$2,340	$—	$35,990
Richard L. Rosenfield	2009	$29,000	$4,650	$2,340	$—	$35,990
Susan M. Collyns	2009	$0	$4,650	$2,340	$18,269	$25,259
Thomas P. Beck	2009	$15,000	$4,248	$2,340	$—	$21,588
Sarah A. Goldsmith-Grover	2009	$15,000	$3,331	$2,340	$4,423	$25,094
Steven E. Rich	2009	$15,000	$3,156	$1,790	$6,202	$26,148

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended January 3, 2010.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold	Target	Maximum
Larry S. Flax	4/17/2009	$45,000	$360,000	$1,200,000	—	—	$—	$—
Richard L. Rosenfield	4/17/2009	$45,000	$360,000	$1,200,000	—	—	$—	$—
Susan M. Collyns	4/17/2009	$35,625	$237,500	$950,000	—	—	$—	$—
	8/5/2009	$—	$—	$—	20,000	—	$—	$322,800
Thomas P. Beck	2/18/2009	$—	$—	$—	—	15,000	$11.00	$68,826
	4/17/2009	$11,813	$94,500	$118,125	—	—	$—	$—
Sarah A. Goldsmith-Grover	2/18/2009	$—	$—	$—	—	5,000	$11.00	$22,942
	4/17/2009	$12,938	$103,500	$129,375	—	—	$—	$—
Steven E. Rich	2/18/2009	$—	$—	$—	—	15,000	$11.00	$68,826
	4/17/2009	$10,750	$86,000	$107,500	—	—	$—	$—

(1)	Reflects the date on which the grant was approved by the Board of Directors or Compensation Committee.

(2)	Amounts shown in these columns represent each Named Executive Officer’s incentive bonus opportunity under our bonus programs for 2009. The co-CEOs and COO/CFO participated in the 2009 Quarterly Executive Bonus Plan Target Program which covered the last three quarters of 2009. For each of the second, third and fourth quarters, the participants were eligible to receive one-fourth of their annual target bonus opportunity based on the Company’s actual performance relative to pre-established quarterly Adjusted EBITDA targets. The “Target” amounts shown in the table above are the annual target bonus opportunities. The Program only covered the last three quarters of 2009. Quarterly bonus payouts could range from 30% to 100% of the executives’ quarterly base salary, even though the co-CEOs and the COO/CFO had a contractual 200% maximum potential. Thus, in addition to the quarterly payouts, the participants were eligible to receive an additional “catch-up” bonus payout based on the Company’s performance relative to an aggregate Adjusted EBITDA target for the last three quarters of 2009. If the bonus earned based on our actual performance for Q2-Q4 relative to the aggregate Adjusted EBITDA target for Q2-Q4 was greater than the sum of the participants’ quarterly payouts, the participants would receive this difference as a “catch-up” bonus payout. As a result, the “Threshold” payout for the Messrs. Flax and Rosenfield and Ms. Collyns in 2009 was an amount equal to 30% of each executive’s quarterly base salary while the “Maximum” payouts were equal to 200% of their annual base salary. The other Named Executive Officers bonus payouts were based on generally the same quarterly Adjusted EBITDA targets. For each of the second, third and fourth quarters, they were eligible to receive one-fourth of their annual target bonus opportunity based on the Company’s actual performance relative to the quarterly Adjusted EBITDA targets. Quarterly bonus payouts could range from 50% to 125% of the executives’ target bonuses (as a percentage of quarterly base salary). As a result, the “Threshold” payouts for the other Named Executive Officers were equal to 50% of their quarterly target bonus opportunities while the “Maximum” payouts (annualized for 2009) for the other Named Executive Officers were equal to 125% of their annual target bonus opportunities.

(3)	Represents restricted stock granted in 2009. This stock vested in full on December 31, 2009.

(4)	Represents stock options granted in 2009. These options vest in eight semi-annual installments beginning on the date of grant and expire ten years from the date of grant.

(5)	Stock options are granted with an exercise price equal to the closing price of the Company’s stock on the grant date.

(6)	Reflects the full grant date fair value of options and restricted stock granted in 2009 as determined in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 12 to the Company’s audited financial statements in our 2009 Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with Messrs. Flax and Rosenfield and Ms. Collyns. The principal elements of these employment agreements are summarized below. The Company has not entered into employment agreements with Thomas P. Beck, Sarah A. Goldsmith-Grover or Steven E. Rich. Each of the employment agreements provides that the executive will continue to be bound to comply with post-employment covenants to protect our confidential information and to not solicit our employees.

Under the employment agreements, in the event of a qualifying termination, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreements

Messrs. Flax and Rosenfield

In April 2005, we entered into, and in December 2008 we amended and restated, employment agreements with Larry S. Flax and Richard L. Rosenfield to serve as co-CEOs. The term of the employment agreements expired on December 31, 2009, subject to automatic one-year extensions. Pursuant to the terms of Messrs. Flax’s and Rosenfield’s employment agreements, we would use our reasonable best efforts to cause them to be nominated to the Board of Directors and continue to be named co-Chairmen of the Board during the term of the employment agreements. These agreements were further amended and restated in April 2010, as described more fully below under “2010 Amendments to Employment Agreements.”

Under the December 2008 amended and restated employment agreements, Messrs. Flax and Rosenfield would each receive a base salary of $500,000 per year, subject to discretionary annual increases from the Board of Directors. Annual bonuses for each co-CEO are based upon our attainment of specified financial targets and, upon such attainment, would fall within a range of 30% to 200% of the co-CEO’s base salary, with a target of 60% of base salary. Messrs. Flax and Rosenfield would each be entitled to a supplemental retirement benefit in an amount equal to $200,000 per year payable for his life, subject to certain reductions if the executive terminates employment prior to age 70.

Pursuant to the original employment agreements, on April 11, 2005, each of Messrs. Flax and Rosenfield were each granted options (the “Options”) to acquire 450,000 shares of Common Stock, which vest and become exercisable as to 20% of the grant on the third anniversary of the grant date and thereafter as to an additional 10% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the fifth anniversary of the grant date. In addition, on January 11, 2006, the co-CEOs were each granted 105,000 shares of restricted stock. The awards vest as to 18,750 shares on the first anniversary of the grant date and thereafter an additional 4,687 shares of restricted stock subject to the award vests on each quarterly anniversary until and including the fourth anniversary of the grant date. The awards vest as to 15,000 shares of restricted stock subject to the awards on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the grant date during which the average closing price of the Company Common Stock exceeds $23.33 per share. The awards vest as to the remaining 15,000 shares of restricted stock subject to the awards on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the grant date during which the average closing price of the Company Common Stock exceeds $26.67 per share.

Susan M. Collyns

In April 2005, we entered into, and in August 2009 we amended and restated, an employment agreement with Susan M. Collyns to serve as Senior Vice President, Finance, Chief Financial Officer and Chief Operating Officer. The initial term of the employment agreement expired on December 31, 2009, and was subject to automatic one-year extensions. Under the employment agreement, Ms. Collyns would receive a base salary of $475,000 per year, effective as of January 5, 2009, subject to discretionary annual increases from the Compensation Committee. Annual bonuses for Ms. Collyns were based upon our attainment of specified financial targets and, upon such attainment, would fall within a range of 30% to 200% of her base salary, with a target of 45% of base salary (which was later modified to 50% of base salary). Ms. Collyns’ employment agreement was further amended in April 2010 as described below under “2010 Amendments to Employment Agreements.”

In connection with entering into the August 2009 amended and restated agreement, Ms. Collyns received a grant of 20,000 shares of our restricted stock, which vested in full on December 31, 2009. In addition, the amended and restated agreement provided that upon entering into a new or amended agreement, Ms. Collyns would be entitled to receive a grant of 60,000 shares of our restricted stock, to vest in equal one-third installments on December 31 of each of 2010, 2011 and 2012.

2010 Amendments to Employment Agreements

In April 2010 we entered into second amended and restated employment agreements with Messrs. Flax and Rosenfield and amended Ms. Collyns’ amended and restated agreement.

The second amended and restated employment agreements with Messrs. Flax and Rosenfield provide for the following material changes:

•

Extension of the term of the second amended and restated employment agreements through December 31, 2012, subject to automatic one-year renewals commencing on December 31, 2010 and on each subsequent anniversary thereafter, unless earlier terminated;

•

Revisions to the executives’ compensatory package, including an increase in annual base salary to $679,000, an increase in the executives’ annual target bonus to seventy-five percent (75%) of annual base salary and elimination of the executives’ minimum and maximum annual bonus, and elimination of an automobile allowance and reimbursement for membership dues;

•	A grant of 80,000 shares of restricted common stock, vesting in equal annual installments on each of the first, second and third anniversaries of the grant date;

•

Beginning in 2011 the executives will be entitled to receive annual equity or other long-term incentive awards having a grant date value equal to $1,000,000, subject to such vesting requirements as the Compensation Committee may determine in its discretion, but not to exceed three years for time-based vesting awards; and

•

Revisions to the supplemental retirement benefit to provide the benefit will be reduced if the executive voluntarily terminates without good reason or is terminated for cause prior to the calendar year 2012.

The second amended and restated employment agreements also amended certain provisions relating to payments upon a qualifying termination. For additional information, see “Potential Payments Upon Termination or Change in Control” on page 33.

The amendment to Ms. Collyns’ amended and restated agreement provides for the following amendments:

•	An initial employment term commencing January 4, 2010 and ending December 31, 2012, subject to automatic one-year renewals, unless earlier terminated;

•	An increase in Ms. Collyns’ annual target bonus to at least fifty percent (50%) of her base salary and elimination of Ms. Collyns’ minimum and maximum annual bonus; and

•	A grant to Ms. Collyns of 60,000 shares of restricted stock, vesting in equal annual installments on December 31 of each of 2010, 2011, and 2012.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding option and stock awards for each of our Named Executive Officers as of January 3, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Larry S. Flax	150,000	—	$12.63	3/3/2014
	450,000	—	$15.74	12/29/2014
	360,000	90,000	$15.52	4/11/2015
					19,688	$264,804
Richard L. Rosenfield	150,000	—	$12.63	3/3/2014
	450,000	—	$15.74	12/29/2014
	360,000	90,000	$15.52	4/11/2015
					19,688	$264,804
Susan M. Collyns	5,625	—	$13.31	1/18/2012
	7,500	—	$14.94	1/21/2013
	150,000	—	$16.34	4/21/2015
	45,937	6,563	$20.23	2/15/2016
	28,125	16,875	$22.41	2/21/2017
	66,875	128,125	$14.66	2/20/2018
Thomas P. Beck	52,500	—	$12.11	11/10/2013
	30,000	—	$16.00	2/23/2015
	26,250	3,750	$20.23	2/15/2016
	7,500	7,500	$18.47	8/14/2017
	5,625	9,375	$14.66	2/20/2018
	1,875	13,125	$11.00	2/18/2019
Sarah A. Goldsmith-Grover	37,500	—	$14.67	1/8/2011
	30,000	—	$14.94	1/21/2013
	30,000	—	$16.00	2/23/2015
	26,250	3,750	$20.23	2/15/2016
	7,500	7,500	$18.47	8/14/2017
	5,625	9,375	$14.66	2/20/2018
	3,750	11,250	$14.68	8/13/2018
	625	4,375	$11.00	2/18/2019
Steven E. Rich	5,625	5,625	$18.47	8/14/2017
	2,839	4,733	$14.66	2/20/2018
	1,875	13,125	$11.00	2/18/2019

(1)	The following table provides information with respect to our Named Executive Officers’ unexercisable stock options as of the year ended January 3, 2010.

Vesting Date	Stock Options
	Larry S. Flax	Richard L. Rosenfield	Susan M. Collyns	Thomas P. Beck	Sarah A. Goldsmith- Grover	Steven E. Rich
1/11/2010	45,000	45,000	—	—	—	—
2/13/2010	—	—	—	—	1,875	—
2/14/2010	—	—	—	1,875	1,875	1,406
2/15/2010	—	—	6,563	3,750	3,750	—
2/18/2010	—	—	—	1,875	625	1,875
2/20/2010	—	—	55,625	1,875	1,875	947
2/21/2010	—	—	5,625	—	—	—
4/11/2010	45,000	45,000	—	—	—	—
8/13/2010	—	—	—	—	1,875	—
8/14/2010	—	—	—	1,875	1,875	1,406
8/18/2010	—	—	—	1,875	625	1,875
8/20/2010	—	—	5,625	1,875	1,875	946
8/21/2010	—	—	5,625	—	—	—
2/13/2011	—	—	—	—	1,875	—
2/14/2011	—	—	—	1,875	1,875	1,406
2/18/2011	—	—	—	1,875	625	1,875
2/20/2011	—	—	55,625	1,875	1,875	947
2/21/2011	—	—	5,625	—	—	—
8/13/2011	—	—	—	—	1,875	—
8/14/2011	—	—	—	1,875	1,875	1,407
8/18/2011	—	—	—	1,875	625	1,875
8/20/2011	—	—	5,625	1,875	1,875	946
2/13/2012	—	—	—	—	1,875	—
2/18/2012	—	—	—	1,875	625	1,875
2/20/2012	—	—	5,625	1,875	1,875	947
8/13/2012	—	—	—	—	1,875	—
8/18/2012	—	—	—	1,875	625	1,875
2/18/2013	—	—	—	1,875	625	1,875

Total	90,000	90,000	151,563	33,750	36,250	23,483

(2)	Pursuant to Larry S. Flax’s and Richard L. Rosenfield’s employment agreements, the 105,000 shares of restricted stock issued to each of them on January 11, 2006 vest as follows: 18,750 shares of restricted stock vested on the first anniversary of the grant date and thereafter an additional 4,687 shares of restricted stock subject to the award shall vest on each quarterly anniversary until and including the fourth anniversary of the grant date. The award shall vest as to 15,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the Effective Date during which the average closing price of the Company Common Stock exceeds $23.33 per share. The award shall vest as to the remaining 15,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the Effective Date during which the average closing price of the Company Common Stock exceeds $26.67 per share.

Option Exercises and Vested Stock

The following table summarizes stock option exercises by and vesting of stock applicable to our Named Executive Officers during the year ended January 3, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Larry S. Flax	—	$—	18,750	$256,168
Richard L. Rosenfield	—	$—	18,750	$256,168
Susan M. Collyns	52,500	$225,876	20,000	$269,000
Thomas P. Beck	—	$—	—	$—
Sarah A. Goldsmith-Grover	37,500	$155,168	—	$—
Steven E. Rich	—	$—	—	$—

Pension Benefits

The table below sets forth summary information regarding pension benefits for the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Larry S. Flax	Supplemental retirement benefit, per employment agreement	N/A	(1)	$936,415	$0
Richard L. Rosenfield	Supplemental retirement benefit, per employment agreement	N/A	(1)	$647,873	$0

(1)	SERP benefits are not calculated using a service-based formula.

(2)	The amounts reported in the table above equal the present value of the accumulated benefit at January 3, 2010 using the following assumptions: normal retirement age of 70; discount rate of 7%; RP2000 mortality table with improvements to 2025; and life annuity as normal form of payment.

The Company maintains an unfunded, non-qualified, noncontributory, supplemental executive retirement program (“SERP”) that provides the co-CEOs with defined supplemental retirement benefits. Messrs. Flax and Rosenfield are each eligible for a supplemental retirement benefit payable for their life in an amount equal to $200,000 per year. If the executive voluntarily terminates employment without good reason or is terminated for cause prior to age 70, this amount shall be reduced by a percentage equal to the product of (i) 15% and (ii) the lesser of (x) the number of full or partial calendar years remaining until the calendar year in which the executive attains age 70 or (y) five less the Contribution Offset, as defined in each executive’s employment agreement.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding contributions to and account balances under our Executive Deferred Compensation Plan for and as of the year ended January 3, 2010. Under the plan, participants may defer up to 100% of base salary and 100% of cash bonuses. After annual discrimination testing is performed by the Company’s third party benefit administrator, an eligible portion of the annual deferrals may “wrap” into the Company’s 401(k) plan. In 2009, $28,644 was deferred under the plan to the Company’s 401(k) plan for the Named Executive Officers. An executive must make an irrevocable election prior to each plan year, therefore changing or stopping an elected annual deferral amount while remaining a participant is prohibited. Amounts that are deferred into the Executive Deferred Compensation Plan are paid out based on the participant’s election upon termination of employment or, if earlier, upon at termination of the plan under qualifying circumstances. A participant may request an earlier distribution in the event of an unforeseeable financial emergency.

Name	Executive Contributions in 2009(1)	Company Contributions in 2009(2)	Aggregate Earnings in 2009	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at January 3, 2010
Larry S. Flax	$52,200	$4,650	$63,077	$(5,161)	$269,461
Richard L. Rosenfield	$52,200	$4,650	$62,899	$(5,161)	$268,821
Susan M. Collyns	$19,664	$4,650	$36,045	$(161)	$141,116
Thomas P. Beck	$84,566	$4,248	$50,984	$(5,161)	$184,475
Sarah A. Goldsmith-Grover	$9,377	$3,331	$43,708	$(161)	$188,848
Steven E. Rich	$8,724	$3,156	$732	$(12,840)	$15,665

(1)	These amounts are included in the Summary Compensation table in the “Salary” column.

(2)	These amounts are included in the Summary Compensation table in the “All Other Compensation” column.

(3)	Represents amount that was wrapped to the Company’s 401(k) plan.

The following table illustrates the investment funds along with their rates of returns for 2009 under The Executive Deferred Compensation Plan:

Name of Investment Option	Rate of Return
American Funds IS International	43.07%
AllianceBernstein VPS International Value	34.68%
Lincoln VIP Small Cap Index	26.02%
Delaware VIP Small Cap Value	31.83%
AllianceBernstein VPS Small/Mid Cap Value	42.86%
Fidelity VIP Mid Cap	40.01%
American Funds IS Growth	39.41%
Lincoln VIP S&P 500 Index	26.11%
Lincoln VIP MFS Value	20.96%
American Century VP Inflation Protection	10.21%
Lincoln VIP Delaware Bond	18.90%
Lincoln VIP Money Market	0.30%
Model Portfolio—Conservative	15.97%
Model Portfolio—Moderate / Conservative	22.14%
Model Portfolio—Moderate	27.14%
Model Portfolio—Moderate / Aggressive	30.55%
Model Portfolio—Aggressive	34.27%

Potential Payments Upon Termination or Change of Control

As discussed above, Messrs. Flax and Rosenfield and Ms. Collyns have entered into employment agreements with the Company that provide benefits upon termination of their employment in certain circumstances. Thomas P. Beck, Sarah A. Goldsmith-Grover and Steven E. Rich are not party to an employment agreement with the Company. Accordingly, the Company will have no obligation to them upon termination, except to the extent they are otherwise entitled to any accrued but unpaid salary, bonus, benefits or insurance coverage in accordance with applicable law.

Messrs. Flax and Rosenfield

Under the December 2008 amended and restated employment agreement (which were further amended and restated in April 2010, as more fully described below), in the event we do not extend the term of employment, and, as a result, the term expires prior to the calendar year in which a co-CEO attains age 70, he (or his estate in the event he dies after his termination, as applicable) was entitled to the following: (i) an amount equal to the sum of base salary and target bonus; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation of health insurance benefits consistent with those provided by us to our senior executives. In the event (i) such extension of the term does not occur, and, as a result, the term expires after the commencement of the calendar year in which the executive attains age 70, or (ii) the employment of Messrs. Flax or Rosenfield is terminated by us other than for “disability” or “cause” or by the executive for “good reason” after the commencement of the calendar year in which the executive attains age 70, the executive (or his estate in the event he dies after his termination, as applicable) was entitled to the benefits described above, except that he was not entitled to the sum of base salary and target bonus and his continuation of health insurance benefits would end on the later of eighteen months after the termination date and the last day of the employment term (as determined without regard to the termination of employment).

In the event the employment of Messrs. Flax or Rosenfield is terminated by us other than for “disability” or “cause” or by the executive for “good reason” prior to the calendar year in which the executive attains age 70, or if such termination occurs within two years following a “change of control,” the executive (or his estate in the event he dies after his termination, as applicable) would be entitled to the same benefits as if we did not extend the term of the employment and, as a result, the term expires prior to the calendar year in which the executive attains age 70, provided that the executive will be entitled to an amount equal to two times the sum of base salary and target bonus and his continuation of health insurance benefits will end on the date that is two years following the date of termination.

In the event the employment of Messrs. Flax or Rosenfield was terminated by us as a result of the death or “disability” of Messrs. Flax or Rosenfield, the executive (or his estate in the event he dies after his termination, as applicable) was entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

If any of the payments or benefits received or to be received by Messrs. Flax or Rosenfield were subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, we had to pay to the executive an additional amount such that the net amount retained by the executive, after deduction of such excise tax, would be the same as the amount the executive would have retained had such excise tax not been incurred.

Ms. Collyns

In the event we do not extend the term of employment, Ms. Collyns (or her estate in the event she dies after her termination, as applicable) will be entitled to the following: (i) a lump sum amount equal to the sum of base salary and target bonus; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation for one year following termination of employment of health insurance benefits consistent with those provided by us to our senior executives; provided, however, that any amount payable to Ms. Collyns will be reduced by any compensation she earns as a result of consultancy with or employment by another entity or individual during the one year payout period.

In the event the employment of Ms. Collyns is terminated by us other than for “disability” or “cause” or by her for “good reason,” or if such termination occurs within two years following a “change of control,” Ms. Collyns (or her estate in the event she dies after her termination, as applicable) will be entitled to the same benefits as if we did not extend the term of the employment provided that Ms. Collyns will be entitled to an amount equal to two times the sum of base salary and target bonus rather than one times such amount.

In the event the employment of Ms. Collyns is terminated as a result of the death or “disability” of Ms. Collyns, she (or her estate in the event she dies after her termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

2010 Changes to Potential Payments Upon Termination or Change in Control

As discussed above, in April 2010 the Company entered into second amended and restated employment agreements with Messrs. Flax and Rosenfield. The second amended and restated employment agreements eliminated the provision entitling the executives to the payment of excise taxes on payments and benefits received upon a qualifying termination following a change in control. In addition, the second amended and restated employment agreements also provide that if either executive is terminated by the Company without cause or either executive terminates his employment for good reason, in addition to compensation and benefits accrued prior to such termination, he will be entitled to (i) an amount equal to 1.75 multiplied by his base salary in effect on the termination date; (ii) immediate vesting (or lapse of restrictions) and exercisability of any unvested options, restricted stock or similar equity or long-term incentive that was awarded to the executive by the Company during his employment with the Company; (iii) the exercise period with respect to any stock option will be extended until no later than three years after the termination date; and (iv) continuation of health benefits for eighteen (18) months after the termination date.

In addition, in April 2010 the Company adopted the Severance Plan, the participants of which will include Messrs. Beck and Rich and Ms. Goldsmith-Grover. For additional information on the payments and benefits payable upon a qualifying termination under this plan, see “Compensation Discussion and Analysis—Severance and Change in Control Benefits” on page 23.

Summary of Potential Payments

The following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of a qualifying termination of employment, assuming that each executive’s termination of employment occurred on December 31, 2009, the last business day of fiscal 2009. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, (ii) other benefits earned or accrued by the executive during his or her employment that are available to all salaried employees, such as accrued vacation and (iii) benefits accrued under the SERP. For information on the accrued amounts payable under the SERP, see the “Pension Benefits” table above. The amounts shown in the table below also do not give affect to the April 2010 amendments to Messrs. Flax’s and Rosenfield’s employment agreements or the Severance Plan adopted in April 2010.

Name	Termination Event	Salary and Bonus(5)	Options(6)	Restricted Stock(7)	Health Insurance(8)	Life Insurance(9)	Total
Larry S. Flax	Term not extended(1)	$960,000	$123,000	$264,804	$13,138	$—	$1,360,942
	Termination(2)	$1,920,000	$123,000	$264,804	$13,138	$—	$2,320,942
	Change of control(3)	$1,920,000	$123,000	$264,804	$17,518	$—	$2,325,322
	Death or disability(4)	$—	$123,000	$264,804	$—	$1,400,000	$1,787,804
Richard L. Rosenfield	Term not extended(1)	$960,000	$123,000	$264,804	$18,700	$—	$1,366,504
	Termination(2)	$1,920,000	$123,000	$264,804	$18,700	$—	$2,326,504
	Change of control(3)	$1,920,000	$123,000	$264,804	$24,933	$—	$2,332,737
	Death or disability(4)	$—	$123,000	$264,804	$—	$1,400,000	$1,787,804
Susan M. Collyns	Term not extended(1)	$712,500	$787	$—	$9,391	$—	$722,678
	Termination(2)	$1,425,000	$787	$—	$9,391	$—	$1,435,178
	Change of control(3)	$1,425,000	$787	$—	$18,782	$—	$1,444,569
	Death or disability(4)	$—	$787	$—	$—	$1,400,000	$1,400,787

(1)	Occurs in the event the Company gives written notice that it will not extend the term of the employment agreement of the executive.

(2)	Includes any termination of employment (a) by the Company other than (i) for disability, death or cause or (ii) within two years of a change of control event or (b) by the executive for good reason.

(3)	Includes any termination of employment by the Company other than for disability, death or cause or by the executive for good reason that occurs within two years of a change of control event. If any of the payments or benefits received by the co-CEOs pursuant to a termination that occurs within two years of a change of control are subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, the Company will also pay to the executive an additional amount such that the net amount retained by the executive, after deduction of such excise tax, would be the same as the amount the Executive would have retained had such excise tax not been incurred. As described above, the second amended and restated employment agreements eliminated the provision entitling the executives to the payment of excise taxes on payments and benefits received upon a qualifying termination following a change in control.

(4)	Disability shall mean that the executive is determined to be substantially disabled by the insurance company providing group long-term disability insurance for the Company’s employees, the executive has a medically determinable physical or mental condition that disables him from substantially performing his duties or a physician licensed to practice medicine in the State of California has made a binding determination of disability.

(5)	This amount would be payable within 60 days of the date of termination in accordance with the regular payroll practices of the Company.

(6)	The value of accelerated stock options was calculated by multiplying (x) the number of shares subject to acceleration of in-the-money options by (y) the difference between the fair market value of a share of our common stock on December 31, 2009 ($13.45) and the per share exercise price of the accelerated option.

(7)	The value of accelerated restricted stock was calculated by multiplying (x) the number of shares subject to acceleration by (y) the grant date fair market value of the accelerated shares.

(8)	Represents the aggregate full premium payments that would be required to be paid to or on behalf of each executive to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage as of December 31, 2009) for the relevant period of time.

(9)	Represents life insurance proceeds payable under the executives’ life insurance policies.

Director Compensation

The following table shows compensation of the non-employee members of our Board for the year ended January 3, 2010. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

Directors(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
William C. Baker	$49,000	$49,999	$98,999
Leslie E. Bider	$47,500	$49,999	$97,499
Marshall S. Geller	$49,500	$49,999	$99,499
Charles G. Phillips	$53,500	$49,999	$103,499
Alan I. Rothenberg	$68,500	$49,999	$118,499

(1)	Directors who are the Company’s employees receive no additional compensation for serving on the Board of Directors. Larry S. Flax’s and Richard L. Rosenfield’s compensation is reflected in the Summary Compensation Table.

(2)	Each director receives an annual retainer of $30,000. In addition, Mr. Rothenberg receives an additional annual retainer of $5,000 for serving as chair of the Audit Committee. Directors are paid $1,500 for each board meeting they attend, $2,000 for each audit or Compensation Committee meeting they attend and $1,000 for each Nominating and Governance Committee meeting they attend. Directors are also reimbursed for reasonable expenses incurred in connection with serving as a director.

(3)	This amount represents the aggregate grant date fair value of restricted stock awards granted to our directors as determined in accordance with ASC Topic 718. Assumptions used in the calculation of this amount for 2009 grants are included in Note 12 to the Company’s audited financial statements in our 2009 Annual Report on Form 10-K. The table below shows the aggregate number of options and stock awards outstanding for each non-employee director as of January 3, 2010:

Director	Option Awards	Stock Awards
William C. Baker	3,672	4,963
Leslie E. Bider	—	7,187
Marshall S. Geller	—	7,187
Charles G. Phillips	3,672	4,963
Alan I. Rothenberg	3,672	4,963

Narrative Disclosure to Director Compensation

The compensation program for our non-employee directors is intended to fairly compensate our directors for the time and effort necessary to serve as a member of our board of directors. Non-employee members of our board of directors receive a combination of cash and equity-based compensation.

Cash Compensation. In 2009, each non-employee director was entitled to receive an annual cash retainer of $30,000. Non-employee directors also receive $1,500, $2,000 and $1,000 for each Board, Audit Committee or Compensation Committee and Nominating and Governance Committee meeting, respectively, that they attend. In addition, the chair of the Audit Committee receives an annual cash retainer of $5,000.

Equity Compensation. In 2009, each non-employee director was granted 3,852 shares of restricted stock. The restricted shares vest annually over a three-year period.

Equity Compensation Plan Information

The following table provides information as of January 3, 2010 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	5,716,423	$15.82	350,208
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	5,716,423	$15.82	350,208

(1)	Consists of the 1998 Stock-Based Incentive Compensation Plan and the 2004 Omnibus Incentive Compensation Plan

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the California Pizza Kitchen, Inc. 2010 annual meeting proxy statement.

The Compensation Committee

Charles G. Phillips, Chairman

Leslie E. Bider

Alan I. Rothenberg

September 8, 2010

[1]

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 31, 2010, with respect to the beneficial ownership of the Company’s common stock by:

•	each person or group known to us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the executive officers named in the Summary Compensation Table; and

•	all of our executive officers, directors and director nominees as a group.

The percentage of class is calculated on the basis of 24,581,412 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of August 31, 2010 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. In the preparation of this table, the Company has relied upon information supplied by its officers, directors and certain stockholders and upon information contained in filings with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o California Pizza Kitchen, 6053 West Century Boulevard, 11th Floor, Los Angeles, CA 90045.

	Shares Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class(1)
Larry S. Flax(2)	2,082,053	8.1%
Richard L. Rosenfield(3)	2,118,017	8.3%
Leslie E. Bider(4)	8,852	0.0%
Marshall S. Geller(5)	16,152	0.1%
Charles G. Phillips(6)	133,378	0.5%
Alan I. Rothenberg(7)	46,520	0.2%
Thomas P. Beck(8)	138,750	0.6%
Susan M. Collyns(9)	463,203	1.9%
Sarah A. Goldsmith-Grover(10)	160,211	0.6%
Steven E. Rich(11)	18,794	0.1%
BlackRock Inc.(12)	1,723,416	7.0%
40 East 52nd Street
New York, NY 10022
Fisher Investments(13)	1,249,015	5.1%
13100 Skyline Boulevard
Woodside, CA 94062-4527
The TCW Group, Inc.(14)	2,144,619	8.7%
865 South Figueroa Street
Los Angeles, CA 90017
Thompson, Siegel & Walmsley, LLC(15)	1,685,519	6.9%
6806 Paragon Place, Suite 300
Richmond, VA 23230
All directors and executive officers as a group (10 persons)(16)	5,185,930	18.9%

(1)	Percentage of ownership is calculated as required by the Exchange Act Rule 13d-3(d)(1). Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table above includes the number of shares underlying options which are exercisable within 60 days of August 31, 2010.

(2)	Mr. Flax, our co-CEO, co-President, co-Chairman of the Board and one of our directors, individually owns 8,328 shares of our common stock and has options to purchase 1,050,000 shares. Options to purchase 1,050,000 of such shares will be exercisable within 60 days of August 31, 2010. The total number of shares owned includes 784,717 shares over which Mr. Flax exercises voting control as the trustee of the Larry S. Flax Revocable Trust. The total number of shares owned also includes 61,173 shares over which Mr. Flax exercises voting control as the trustee of the Rosenfield Children’s Trust and 177,835 shares over which Mr. Flax’s wife exercises voting control as the trustee of the Joan Gillette Flax Family Trust. Mr. Flax disclaims any beneficial ownership over the shares held by the Rosenfield Children’s Trust and the Joan Gillette Flax Family Trust.

(3)	Mr. Rosenfield, our co-CEO, co-President, co-Chairman of the Board and one of our directors, individually owns 8,328 shares of our common stock and has options to purchase an additional 1,050,000 shares. Options to purchase 1,050,000 of such shares will be exercisable within 60 days of August 31, 2010. The total number of shares owned includes 1,059,689 shares over which Mr. Rosenfield exercises voting control as the trustee of the Rosenfield Revocable Trust.

(4)	Mr. Bider, one of our directors, owns 8,852 shares of our common stock.

(5)	Mr. Geller, one of our directors, owns 16,152 shares of our common stock.

(6)	Mr. Phillips, one of our directors, owns 49,043 shares of our common stock and has options to purchase an additional 88,007 shares. Options to purchase 84,335 of such shares will be exercisable within 60 days of April 30, 2010.

(7)	Mr. Rothenberg, one of our directors, owns 7,185 shares of our common stock and has options to purchase 43,007 shares, 39,335 of which will be exercisable within 60 days of August 31, 2010.

(8)	Mr. Beck, our Senior Vice President, Construction, individually owns no shares of our common stock and has options to purchase 157,500 shares. Options to purchase 138,750 of such shares will be exercisable within 60 days of August 31, 2010.

(9)	Ms. Collyns, our Chief Operating Officer, Chief Financial Officer and Executive Vice President, individually owns 80,078 shares and has options to purchase an additional 455,625 shares. Options to purchase 383,125 of such shares will be exercisable within 60 days of August 31, 2010.

(10)	Ms. Goldsmith-Grover, our Chief Communications Officer and Senior Vice President of Marketing and Public Relations, individually owns 2,711 shares of our common stock and has options to purchase an additional 177,500 shares. Options to purchase 157,500 of such shares will be exercisable within 60 days of August 31, 2010.

(11)	Mr. Rich, our Senior Vice President, Real Estate, individually owns no shares of our common stock and has options to purchase an additional 33,822 shares. Options to purchase 18,794 of such shares will be exercisable within 60 days of August 31, 2010.

(12)	The amounts shown and the following information were provided by BlackRock, Inc. and certain of its affiliates pursuant to a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, indicating beneficial ownership as of January 3, 2010. BlackRock Inc. reported sole voting power with respect to 1,723,416 shares of our common stock and sole dispositive power with respect to 1,723,416 shares of our common stock. The Schedule 13G filing by BlackRock was made to amend the Schedule 13G filing by Barclays Global Investors, N.A., or Barclays. On December 1, 2009, BlackRock completed its acquisition of Barclays and, as a result, substantially all of Barclays entities are now included as subsidiaries of BlackRock for the purposes of Schedule 13G filings. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(13)	The amounts shown and the following information were provided by Fisher Investments and certain of its affiliates pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2010, indicating beneficial ownership as of January 3, 2010. Fisher Investments reported sole voting power with respect to 643,421 shares of our common stock and sole dispositive power with respect to 1,249,015 shares of our common stock. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(14)	The amounts shown and the following information were provided by The TCW Group, Inc. and certain of its affiliates pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2010, indicating beneficial ownership as of January 3, 2010. The TCW Group, Inc. reported shared voting power with respect to 1,098,837 shares of our common stock and shared dispositive power with respect to 2,144,619 shares of our common stock. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(15)	The amounts shown and the following information were provided by Thompson Siegel & Walmsley LLC and certain of its affiliates pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2010, indicating beneficial ownership as of January 3, 2010. Thompson, Siegel & Walmsley LLC reported sole voting power with respect to 1,347,969 shares of our common stock, shared voting power with respect to 337,550 shares and sole dispositive power with respect to 1,685,519 of our common stock. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(16)	These 10 persons include all directors and each of the executive officers detailed in the table above. See notes 2-11 above.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2011 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than May 11, 2010, based on our September 8, 2010 mailing date for this year’s annual meeting, in order to be considered for inclusion in the Company’s proxy materials for that meeting. However, if the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement for our 2011 annual meeting is instead a reasonable time before we begin to print and mail the proxy materials for that meeting.

Proposals should be submitted in writing to the Secretary at our principal executive offices at 6053 West Century Boulevard, Eleventh Floor, Los Angeles, CA 90045. In addition, stockholders who would like to propose director candidates for consideration or would like to present other matters for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) should provide notice to our Secretary at our principal executive offices. Communications sent to us with respect to candidates for director proposed by our stockholders will be forwarded to the chair of our Nominating and Governance Committee. The Nominating and Governance Committee will then review and consider the stockholder proposal in connection with our 2011 annual meeting of stockholders so long as the proposal is prior to the deadline for submission of all stockholder proposals. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal.

In order to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, written notice of a stockholder’s proposal submitted outside of Rule 14a-8 must be delivered to or mailed and received at our principal executive offices not later than July 25, 2011. However, if the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement for our 2011 annual meeting is instead a reasonable time before we begin to print and mail the proxy materials for that meeting, which will be set forth in our quarterly report on Form 10-Q.

1

1

12345678

12345678

12345678

12345678

12345678

12345678

12345678

12345678

000000000000

NAME

THE COMPANY NAME INC. - COMMON 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345

THE COMPANY NAME INC. - 401 K 123,456,789,012.12345

x

02 0000000000

JOB #

1 OF 2

1 OF 2 PAGE

SHARES

CUSIP #

SEQUENCE #

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONTROL #

SHARES

To withhold authority to vote for any

individual nominee(s), mark “For All

Except” and write the number(s) of the

nominee(s) on the line below.

0 0 0

0 0 0

0 0 0

0 0

0000074425_1 R2.09.05.010

For Withhold For All

All All Except

The Board of Directors recommends a vote

FOR the following:

1. Election of Directors

Nominees

01 Leslie E. Bider 02 Marshall S. Geller 03 Larry S. Flax 04 Charles G. Phillips 05 Richard L. Rosenfield

06 Alan I. Rothenberg

AMERICAN STOCK TRANSFER & TRUST CO.

6201 15TH AVE.

ATTN: DATA ENTRY DEPARTMENT

BROOKLYN, NY 11219

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by California Pizza Kitchen, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends a vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of Appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 2, 2011.

3 Approve California Pizza Kitchen 2010 Executive Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No

Please indicate if you plan to attend this meeting

0000074425_2 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

CALIFORNIA PIZZA KITCHEN, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Thursday, September 30, 2010 and appoints Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $0.01 par value per share, of California Pizza Kitchen, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of California Pizza Kitchen, Inc. to be held on September 30, 2010 at 10:00 a.m. at the Crowne Plaza Hotel, 5985 West Century Blvd., Los Angeles, California 90045 and any adjournments or postponements thereof for the matters shown on the reverse side.

This proxy authorizes Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, to vote at his or her discretion on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO

DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSALS.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS.

Continued and to be signed on reverse side